Calculation of Filing Fee Tables
S-8
Palantir Technologies Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, $0.001 par value per share, available for issuance pursuant to the 2020 Equity Incentive Plan	Other	119,559,591	$ 131.23	$ 15,689,805,126.93	0.0001381	$ 2,166,762.09
Total Offering Amounts:						$ 15,689,805,126.93		$ 2,166,762.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,166,762.09
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall cover any additional shares of the Class A common stock ("Class A common stock") that become issuable pursuant to the Registrant's 2020 Equity Incentive Plan (the "2020 Plan") by reason of any dividend or other distribution (whether in cash, shares of the Registrant's Class A common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of shares of the Registrant's Class A common stock or other securities of the Registrant, or other change in the corporate structure of the Registrant affecting the shares of the Registrant's Class A common stock. Amount Registered represents an automatic annual increase on January 1, 2026 to the number of shares of the Registrant's Class A common stock available for issuance under the 2020 Plan, which annual increase is provided for in the 2020 Plan. Proposed Maximum Offering Price per Unit estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $131.23 per share, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the Nasdaq Global Select Market on February 12, 2026. The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A